Exhibit 99.1

Filed by TriCo Bancshares pursuant to Rule 425

under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: North Valley Bancorp.

Commission File No.:0-10652

PRESS RELEASE For Immediate Release	Contact: Richard P. Smith President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (April 29, 2014) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced earnings of $7,365,000, or $0.45 per diluted share, for the three months ended March 31, 2014. These results compare to earnings of $8,477,000, or $0.53 per diluted share reported by the Company for the three months ended March 31, 2013.

Total assets of the Company increased $142,751,000 (5.5%) to $2,755,184,000 at March 31, 2014 from $2,612,433,000 at March 31, 2013. Total investments increased $296,854,000 (192%) to $450,955,000 at March 31, 2014 from $154,101,000 at March 31, 2013. Total loans increased $154,690,000 (10.1%) to $1,687,052,000 at March 31, 2014 from $1,532,362,000 at March 31, 2013. Total deposits increased $125,570,000 (5.5%) to $2,411,120,000 at March 31, 2014 from $2,285,550,000 at March 31, 2013.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended
	March 31,
(dollars in thousands)	2014	2013	$ Change	% Change
Net Interest Income	$26,072	$24,569	$1,503	6.1%
Benefit from reversal of provision for loan losses	1,355	1,108	247	22.3%
Noninterest income	8,295	10,218	(1,923)	(18.8%)
Noninterest expense	(23,317)	(21,601)	(1,716)	7.9%
Provision for income taxes	(5,040)	(5,817)	777	(13.4%)

Net income	$7,365	$8,477	($1,112)	(13.1%)

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Earning assets
Loans	$1,671,231	$23,738	5.68%	$1,649,692	$24,470	5.93%	$1,548,565	$24,072	6.22%
Investments—taxable	390,230	2,976	3.05%	326,696	2,457	3.01%	156,057	1,187	3.04%
Investments—nontaxable	17,618	218	4.95%	19,641	256	5.21%	8,884	162	7.29%
Cash at Federal Reserve and other banks	473,833	309	0.26%	515,289	375	0.29%	721,424	446	0.25%

Total earning assets	2,552,912	27,241	4.27%	2,511,318	27,558	4.39%	2,434,930	25,867	4.25%

Other assets, net	184,852			181,913			174,864

Total assets	$2,737,764			$2,693,231			$2,609,794

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$546,998	121	0.09%	$534,270	117	0.09%	$520,507	141	0.11%
Savings deposits	840,221	257	0.12%	826,378	260	0.13%	782,173	271	0.14%
Time deposits	280,968	404	0.58%	297,052	434	0.58%	333,556	513	0.62%
Other borrowings	6,461	1	0.06%	8,629	1	0.05%	8,188	1	0.05%
Trust preferred securities	41,238	304	2.95%	41,238	311	3.02%	41,238	311	3.02%

Total interest-bearing liabilities	1,715,886	1,087	0.25%	1,707,567	1,123	0.26%	1,685,662	1,237	0.29%

Noninterest-bearing deposits	731,731			699,530			651,303
Other liabilities	35,262			37,114			39,150
Shareholders’ equity	254,885			249,020			233,679

Total liabilities and shareholders’ equity	$2,737,764			$2,693,231			$2,609,794

Net interest rate spread			4.02%			4.13%			3.96%
Net interest income/net interest margin (FTE)		26,154	4.10%		26,435	4.21%		24,630	4.05%

FTE adjustment		(82)			(96)			(61)

Net interest income (not FTE)		$26,072			$26,339			$24,569

Net interest income (FTE) during the first quarter of 2014 increased $1,524,000 (6.2%) from the same period in 2013 to $26,154,000. The increase in net interest income (FTE) was due primarily to a $242,907,000 (147%) increase in the average balance of investments to $407,848,000, and a $122,666,000 (7.9%) increase in the average balance of loans to $1,671,231,000 that were partially offset by a 54 basis point decrease in the average yield on loans from 6.22% during the three months ended March 31, 2013 to 5.68% during the three months ended March 31, 2014. During much of 2013 and the three months ended March 31, 2014, the Company used a portion of its Fed funds sold to buy investments. The increase in average loan balances was due to organic loan growth and the purchase of $62,698,000 of loans during 2013. The decrease in average loan yields was due primarily to declines in market yields on new and renewed loans compared to yields on repricing, maturing, and paid off loans. The increases in average investment and loan balances added $1,780,000 and $1,907,000 to net interest income (FTE) while the decrease in average loan yields reduced net interest income (FTE) by $2,241,000 when compared to the year-ago quarter. During much of 2013 and the three months ended March 31, 2014, the Company deployed some of its excess Federal funds sold into some higher yielding investments while trying to maintain an appropriate level of interest rate risk. Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion decreases as these purchased loans mature or payoff early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this press release.

The Company benefited from a $1,355,000 reversal of provision for loan losses during the three months ended March 31, 2014 versus a benefit of $1,108,000 during the three months ended March 31, 2013. The reversal of provision for loan losses during the first quarter of 2014 was primarily the result of improvements in collateral values and estimated cash flows related to nonperforming originated loans and purchased credit impaired loans, reductions in nonperforming originated loans and purchased credit impaired loans, and decreased loss histories for performing originated loans.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended
	March 31,
(dollars in thousands)	2014	2013	$ Change	% Change
Service charges on deposit accounts	$2,690	$3,140	($450)	(14.3%)
ATM fees and interchange	2,013	1,875	138	7.4%
Other service fees	520	559	(39)	(7.0%)
Mortgage banking service fees	420	416	4	1.0%
Change in value of mortgage servicing rights	(181)	(61)	(120)	196.7%

Total service charges and fees	5,462	5,929	(467)	(7.9%)

Gain on sale of loans	464	2,294	(1,830)	(79.8%)
Commission on NDIP	771	761	10	1.3%
Increase in cash value of life insurance	397	426	(29)	(6.8%)
Change in indemnification asset	(412)	(101)	(311)	307.9%
Gain on sale of foreclosed assets	1,227	551	676	122.7%
Other noninterest income	386	358	28	7.8%

Total other noninterest income	2,833	4,289	(1,456)	(33.9%)

Total noninterest income	$8,295	$10,218	($1,923)	(18.8%)

Noninterest income decreased $1,923,000 (18.8%) to $8,295,000 in the three months ended March 31, 2014 when compared to the three months ended March 31, 2013. The decrease in noninterest income was due primarily to a $1,830,000 (79.9%) decrease in gain on sale of loans to $464,000, and a $450,000 (14.3%) decrease in service charges on deposit accounts that were partially offset by a $676,000 (123%) increase in gain on sale of foreclosed assets to $1,227,000. The decrease in gain on sale of loans was primarily due to the increase in residential real estate mortgage rates that occurred in May 2013 that resulted in a significant decrease in mortgage refinance activity, and thus a significant decrease in newly originated mortgages for the Company to sell. The decrease in service charges on deposit accounts was primarily due to reduced customer overdrafts and a resulting decrease in non-sufficient funds fees. The increase in gain on sale of foreclosed assets was due to a general increase in property values and sales activity from their lows during the financial crisis that started in 2008.

Salary and benefit expenses increased $342,000 (2.6%) to $13,303,000 during the three months ended March 31, 2014 compared to the three months ended March 31, 2013. Base salaries increased $518,000 (6.2%) to $8,866,000 during the three months ended March 31, 2014 versus the year ago period despite a 1.5% decrease in the average number of full time equivalent employees from 743 to 732. The average number of full time equivalent employees decreased primarily due to the reductions in staff from the closing of five branches since December 31, 2012 that was partially offset by increases in full time equivalent back office staff and management. The salary expense attributable to the newly added back office staff and management outweighed the reduction in salaries from the branch closings. Annual salary merit increases of approximately 2.5% also contributed to the increase in base salary expense. Incentive and commission related salary expenses decreased $163,000 (12.7%) to $1,123,000 during three months ended March 31, 2014 due primarily to decreases in production related incentives tied to reduced residential real estate mortgage loan originations and sales. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, decreased $13,000 (0.4%) to $3,314,000 during the three months ended March 31, 2014.

Other noninterest expenses increased $1,374,000 (15.9%) to $10,014,000 during the three months ended March 31, 2014 compared to the three months ended March 31, 2013. The increase in other noninterest expense was due primarily a $303,000 (18.3%) increase in occupancy expense to $1,962,000 that included $238,000 of accelerated depreciation expense of leasehold improvements related to the closing of two branches in the quarter ended March 31, 2014, a $255,000 (58%) reduction in reversal of provision for losses on unfunded commitments to $185,000 from $440,000, a $228,000 (44.8%) increase in professional fees to $739,000 that included $296,000 of legal and consulting fees related to the proposed merger with North Valley Bancorp, a $147,000 (29.6%) increase in ATM network charges to $643,000, and a $100,000 (9.3%) increase in data processing and software expense.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended
	March 31,
(dollars in thousands)	2014	2013	$ Change	% Change
Salaries	$8,866	$8,348	$518	6.2%
Commissions and incentives	1,123	1,286	(163)	(12.7%)
Employee benefits	3,314	3,327	(13)	(0.4%)

Total salaries and benefits expense	13,303	12,961	342	2.6%

Occupancy	1,962	1,659	303	18.3%
Equipment	1,036	1,034	2	0.2%
Change in reserve for unfunded commitments	(185)	(440)	255	(58.0%)
Data processing and software	1,178	1,078	100	9.3%
Telecommunications	580	525	55	10.5%
ATM network charges	643	496	147	29.6%
Professional fees	739	511	228	44.6%
Advertising and marketing	342	325	17	5.2%
Postage	227	231	(4)	(1.7%)
Courier service	234	167	67	40.1%
Intangible amortization	52	52	0	0.0%
Operational losses	177	117	60	51.3%
Provision for foreclosed asset losses	36	27	9	33.3%
Foreclosed asset expense	158	99	59	59.6%
Assessments	521	606	(85)	(14.0%)
Other	2,314	2,153	161	7.5%

Total other noninterest expense	10,014	8,640	1,374	15.9%

Total noninterest expense	$23,317	$21,601	$1,716	7.9%

On January 21, 2014, the Company and North Valley Bancorp announced that they entered into an Agreement and Plan of Merger and Reorganization under which North Valley will merge with and into the Company, with the Company as the surviving corporation. North Valley Bancorp shareholders will receive a fixed exchange ratio of 0.9433 shares of TriCo Bancshares common stock for each share of North Valley common stock. The merger is expected to be completed in the third quarter of 2014, subject to approval of the merger by shareholders of both companies, receipt of required regulatory and other approvals and satisfaction of customary closing conditions.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned, whether and when shareholders and regulators approve the Company’s proposed merger with North Valley Bancorp, as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2013. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release. Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which the Company will file with the SEC in connection the proposed action because it will contain important information about TriCo, North Valley, the merger and related matters, including additional risk and uncertainties

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 39-year history in the banking industry. It operates 41 traditional branch locations and 20 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 67 ATMs and an automated Customer Service Department, available 24 hours a day, seven days a week. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION AND WHERE TO FIND IT

Investors and shareholder are urged to carefully review and consider each of TriCo’s and North Valley Bancorp’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by TriCo with the SEC may be obtained free of charge at TriCo’s website at www.tricountiesbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TriCo by requesting them in writing to TriCo, 63 Constitution Drive, Chico, California 95973; Attention: Investor Relations, or by telephone at (530) 898-0300. The documents filed by North Valley with the SEC may be obtained free of charge at North Valley’s website at www.novb.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from North Valley by requesting them in writing to North Valley Bancorp, 300 Park Marina Circle, Redding, CA 96001, Attention: Corporate Secretary, or by telephone at Phone: (530) 226-2900.

TriCo intends to file a registration statement with the SEC which will include a joint proxy statement of TriCo and North Valley and a prospectus of TriCo, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of North Valley and TriCo are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from TriCo or North Valley by writing to the addresses provided for each company set forth above.

TriCo, North Valley, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from TriCo and North Valley shareholders in favor of the approval of the transaction. Information regarding TriCo’s officers and directors will be included in TriCo’s Form 10-K Annual Report to be filed with the SEC, and information regarding North Valley’s officers and directors will be included in North Valley’s Form 10-K Annual Report to be filed with the SEC. Descriptions of the interests of the directors and executive officers of TriCo and North Valley in the proposed merger will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC (when they become available).

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Statement of Income Data
Interest income	$27,159	$27,462	$27,536	$25,756	$25,806
Interest expense	1,087	1,123	1,169	1,167	1,237
Net interest income	26,072	26,339	26,367	24,589	24,569
Provision for (benefit from) loan losses	(1,355)	172	(393)	614	(1,108)
Noninterest income:
Service charges and fees	5,462	5,973	6,662	6,693	5,929
Other income	2,833	1,380	2,465	3,438	4,289
Total noninterest income	8,295	7,353	9,127	10,131	10,218
Noninterest expense:
Base salaries net of deferred loan origination costs	8,866	8,832	8,716	8,508	8,348
Incentive compensation expense	1,123	943	1,166	1,299	1,286
Employee benefits and other compensation expense	3,314	3,449	2,979	3,083	3,327
Total salaries and benefits expense	13,303	13,224	12,861	12,890	12,961
Other noninterest expense	10,014	11,654	10,755	10,619	8,640
Total noninterest expense	23,317	24,878	23,616	23,509	21,601
Income before taxes	12,405	8,642	12,271	10,597	14,294
Net income	$7,365	$5,236	$7,361	$6,325	$8,477
Share Data
Basic earnings per share	$0.46	$0.33	$0.46	$0.39	$0.53
Diluted earnings per share	$0.45	$0.32	$0.45	$0.39	$0.53
Book value per common share	$15.94	$15.61	$15.27	$14.90	$14.75
Tangible book value per common share	$14.93	$14.59	$14.24	$13.87	$13.71
Shares outstanding	16,120,297	16,076,662	16,076,662	16,065,469	16,005,191
Weighted average shares	16,096,569	16,076,662	16,073,864	16,027,557	16,002,482
Weighted average diluted shares	16,322,295	16,333,476	16,230,160	16,134,510	16,091,150
Credit Quality
Nonperforming originated loans	$44,334	$45,131	$53,261	$52,661	$54,763
Total nonperforming loans	51,968	53,216	61,384	61,466	63,963
Foreclosed assets, net of allowance	3,215	6,262	4,140	5,054	6,124
Loans charged-off	766	1,840	985	1,947	2,771
Loans recovered	$2,197	$574	$1,119	$1,065	$1,098
Selected Financial Ratios
Return on average total assets	1.08%	0.78%	1.13%	0.98%	1.30%
Return on average equity	11.56%	8.41%	12.08%	10.54%	14.51%
Average yield on loans	5.68%	5.93%	6.14%	5.94%	6.22%
Average yield on interest-earning assets	4.27%	4.39%	4.60%	4.27%	4.25%
Average rate on interest-bearing liabilities	0.25%	0.26%	0.28%	0.28%	0.29%
Net interest margin (fully tax-equivalent)	4.10%	4.21%	4.40%	4.07%	4.05%
Supplemental Loan Interest Income Data:
Discount accretion PCI—cash basis loans	$203	$255	$140	$129	$167
Discount accretion PCI—other loans	984	893	898	732	597
Discount accretion PNCI loans	379	568	1,115	815	766
All other loan interest income	22,172	22,754	22,970	22,207	22,542
Total loan interest income	$23,738	$24,470	$25,123	$23,883	$24,072

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Balance Sheet Data	2014	2013	2013	2013	2013
Cash and due from banks	$502,251	$598,368	$541,150	$592,155	$802,271
Securities, available for sale	97,269	104,647	115,215	127,519	144,454
Securities, held to maturity	344,523	240,504	193,262	85,643	—
Federal Home Loan Bank Stock	9,163	9,163	9,163	9,163	9,647
Loans held for sale	1,119	2,270	3,247	6,582	7,931
Loans:
Commercial loans	119,418	131,878	133,616	128,410	115,483
Consumer loans	381,786	383,163	389,711	387,217	376,063
Real estate mortgage loans	1,126,298	1,107,863	1,091,475	1,097,446	1,010,249
Real estate construction loans	59,550	49,103	42,249	38,967	30,567
Total loans, gross	1,687,052	1,672,007	1,657,051	1,652,040	1,532,362
Allowance for loan losses	(38,322)	(38,245)	(39,340)	(39,599)	(39,867)
Foreclosed assets	3,215	6,262	4,140	5,054	6,124
Premises and equipment	32,004	31,612	31,246	31,194	29,468
Cash value of life insurance	52,706	52,309	51,919	51,388	51,008
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	831	883	935	987	1,040
Mortgage servicing rights	6,107	6,165	6,049	5,571	4,984
FDIC indemnification asset	(220)	206	861	1,441	1,807
Accrued interest receivable	6,690	6,516	6,450	7,339	7,201
Other assets	35,277	35,880	35,239	35,935	38,484
Total assets	$2,755,184	2,744,066	2,632,106	2,587,931	2,612,433
Deposits:
Noninterest-bearing demand deposits	728,492	789,458	656,266	645,461	639,420
Interest-bearing demand deposits	554,296	533,351	524,897	514,088	531,695
Savings deposits	856,811	798,986	811,182	791,978	786,352
Time certificates	271,521	288,688	300,966	315,175	328,083
Total deposits	2,411,120	2,410,483	2,293,311	2,266,702	2,285,550
Accrued interest payable	865	938	937	944	975
Reserve for unfunded commitments	2,230	2,415	2,875	3,210	3,175
Other liabilities	36,035	31,711	33,667	29,936	37,340
Other borrowings	6,719	6,335	14,626	6,575	8,125
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,498,207	2,493,120	2,386,654	2,348,605	2,376,403
Total shareholders’ equity	256,977	250,946	245,452	239,326	236,030
Accumulated other comprehensive gain	1,802	1,857	132	49	1,538
Average loans	1,671,231	1,649,692	1,635,506	1,608,511	1,548,565
Average interest-earning assets	2,552,912	2,511,318	2,405,194	2,422,818	2,434,920
Average total assets	2,737,764	2,693,231	2,603,243	2,584,734	2,609,794
Average deposits	2,399,918	2,357,230	2,274,042	2,259,471	2,287,539
Average total equity	$254,885	$249,020	$243,776	$239,985	$233,679
Total risk based capital ratio	14.8%	14.8%	14.9%	14.7%	15.2%
Tier 1 capital ratio	13.6%	13.5%	13.6%	13.5%	13.9%
Tier 1 leverage ratio	10.2%	10.2%	10.4%	10.2%	9.9%
Tangible capital ratio	8.8%	8.6%	8.8%	8.7%	8.5%